UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2004

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27212	33-0618093
(Commission File Number)	(IRS Employer Identification No.)

201 Technology Drive, Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

On July 23, 2004, Endocare, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the receipt of “Wells Notices” from the Securities and Exchange Commission by two former members and one current member of the Company’s Board of Directors, all of whom are former members of the Company’s Audit Committee. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated July 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
	By:	/s/ William J. Nydam
Date: July 26, 2004		William J. Nydam
President & Chief Operating Officer

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